Exhibit 10.18(b)

Execution Copy

AMENDMENT NO. 1 TO
PLEDGE AND ESCROW AGREEMENT

THIS AMENDMENT NO. 1 TO PLEDGE AND ESCROW AGREEMENT (this “Amendment”), is entered into by and between NEWGOLD, INC, a Delaware corporation (the “Company”), and the undersigned Buyer (the “Buyer”).

WHEREAS:

A. The parties hereto previously entered into that certain Pledge and Escrow Agreement dated as of September 26, 2006 (the "Agreement").

B. The parties to the Agreement now desire to amend certain provisions set forth in the Agreement as more fully described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.  AMENDMENT OF THE 1st“WHEREAS” CLAUSE. The 1st“WHEREAS” Clause of the Agreement is hereby amended and replaced in its entirety with the following:

“WHEREAS, in order to secure the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all of the Company’s obligations to the Pledgee or any successor to the Pledgee under this Agreement, the Amended Securities Purchase Agreement of even date herewith between the Pledgor and the Pledgee (the “Amended Securities Purchase Agreement”), the Convertible Debentures (the “Convertible Debentures”) issued or to be issued by the Company to the Pledgee, either now or in the future, up to a total of Three Million Dollars ($3,000,000) of principal, plus any interest, costs, fees, and other amounts owed to the Pledgee thereunder, the Security Agreement of even date herewith between the Pledgor and the Pledgee (the “Security Agreement”), and all other contracts entered into between the parties hereto (collectively, the “Transaction Documents”), the Pledgor has agreed to irrevocably pledge to the Pledgee Ten Million (10,000,000) shares (the “Pledged Shares”) of the Pledgor’s common stock.”

3. EFFECT ON OTHER TERMS. This Amendment shall be deemed effective as of November 1, 2006. All other terms set forth in the Agreement shall remain unchanged and this Amendment and the Agreement shall be deemed a single integrated agreement for all purposes.

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Pledge and Escrow Agreement to be duly executed as of day and year first above written.

COMPANY:
NEWGOLD, INC.

By: /s/ A. Scott Dockter
Name: Scott Dockter
Title: Chief Executive Officer

BUYER:
CORNELL CAPITAL PARTNERS, LP
By: Yorkville Advisors, LLC
Its: General Partner

By: /s/ Mark Angelo
Name: Mark Angelo
Title: President and Portfolio Manager